UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2020 (December 30, 2020)

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.      Completion of Acquisition or Disposition of Assets..

On December 30, 2020, FR Utility Services, Inc., a Delaware corporation (“FR Utility”), an affiliate of First Reserve Fund XIV, L.P., a Cayman Islands limited partnership (“First Reserve”), completed the previously announced acquisition of The Goldfield Corporation, a Delaware corporation (“Goldfield”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2020, by and among FR Utility, Goldfield and FR Utility Services Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of FR Utility (“Acquisition Sub”).

As previously disclosed, pursuant to the Merger Agreement, on December 1, 2020, Acquisition Sub commenced an exchange offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of Goldfield (the “Shares”), for a purchase price equal to $7.00 per Share, net to the seller in cash without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and conditions set forth in the offer to purchase, upon the terms and subject to the conditions set forth in the in the offer to purchase, dated December 1, 2020 (together with any amendments or supplements thereto, the “Offer to Purchase”)

The Offer expired at midnight (New York City time) at the end of the day on Tuesday, December 29, 2020. The depositary for the Offer advised FR Utility, Acquisition Sub and Goldfield that, as of the expiration of the Offer, a total of 18,106,069 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered) had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 73.83% of Goldfield’s then outstanding Shares (determined in accordance with the Merger Agreement). In addition, Notices of Guaranteed Delivery were delivered with respect to approximately 1,260,410 Shares that have not yet been tendered, representing approximately 5.14% of Goldfield’s then outstanding Shares. The Minimum Condition (as defined in the Merger Agreement) for the Offer was satisfied because the number of Shares validly tendered and not properly withdrawn pursuant to the Offer represented at least a majority of the Shares then outstanding (determined in accordance with the Merger Agreement and excluding from the number of tendered Shares, but not from the number of outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee). All other conditions to the Offer having also been satisfied or waived, immediately after the expiration of the Offer, Acquisition Sub accepted all of the Shares for payment, and will promptly pay for such Shares in accordance with the terms of the Offer.

On December 30, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Acquisition Sub merged with and into Goldfield (the “Merger”), with Goldfield continuing as the surviving corporation and a wholly owned subsidiary of FR Utility. In the Merger, each Share that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than any shares that were excluded pursuant to the terms of the Merger Agreement) was, at the Effective Time, converted into the right to receive the Offer Price.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Goldfield’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2020, and is incorporated herein by reference.

The information set forth in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Before the market opened on December 30, 2020, in connection with the consummation of the Offer and the Merger, Goldfield (i) notified the New York Stock Exchange American (“NYSE American”) of the consummation of the Merger and (ii) requested that NYSE American file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares ceased trading on NYSE American following the close of trading on December 29, 2020. Goldfield also intends to file with the SEC a Form 15 requesting that Goldfield’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (other than any Shares that were excluded pursuant to the terms of the Merger Agreement) was converted into the right to receive the Offer Price at the Effective Time. Accordingly, at the Effective Time, Goldfield’s stockholders immediately before the Effective Time ceased to have any rights in Goldfield as stockholders, other than their right to receive the Offer Price. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

At the Effective Time, Acquisition Sub merged with and into Goldfield, with Goldfield continuing as the surviving corporation and a wholly owned subsidiary of FR Utility. As a result, a change of control of Goldfield occurred. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the director of Acquisition Sub, Jeffrey K. Quake, became the only director of Goldfield. In connection therewith, each of Stephen L. Appel, David P. Bicks, Harvey C. Eads, Jr., John P. Fazzini, and Danforth E. Leitner tendered their respective resignations as directors from the board of directors of Goldfield and from all committees of the board of directors of Goldfield on which such directors served, effective as of the Effective Time. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of Goldfield were amended and restated in their entirety, effective as of the Effective Time. Copies of Goldfield’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively.

Item 7.01	Regulation FD Disclosure.

On December 30, 2020, First Reserve and Goldfield issued a joint press release announcing the consummation of the Offer. A copy of this press release is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of November 23, 2020, by and among The Goldfield Corporation, FR Utility Services, Inc. and FR Utility Services Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed with the SEC on November 23, 2020)*

3.1	Amended and Restated Certificate of Incorporation of The Goldfield Corporation, dated as of December 30, 2020
3.2	Amended and Restated Bylaw of The Goldfield Corporation, dated as of December 30, 2020
99.1

Joint Press Release issued by FR Utility Services, Inc. and Goldfield on December 30, 2020.(incorporated by reference to Exhibit (a)(1)(K) to Schedule TO filed by FR Utility Services Merger Sub, Inc. and FR Utility Services, Inc. with the SEC on December 1, 2020, as amended)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*

Certain schedules and annexes have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2020

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Name: Stephen R. Wherry
Title: Acting Co-Chief Executive Officer (Co-Principal Executive Officer) Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

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